Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Marvell Technology Group Ltd. of our report dated March 1, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Marvell Technology Group Ltd.’s Current Report on Form 8-K dated June 13, 2018.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 5, 2018